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                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION
                                       OF
                             WORLD OF SCIENCE, INC.


               UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

     The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the New York Business Corporation Law, hereby certifies:

     1.   The name of the Corporation is WORLD OF SCIENCE, INC.

     2. The purpose for which it is formed is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that the Corporation is not formed to, nor will it, engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     3. The office of the Corporation is to be located in Monroe County, New York State.

     4.   A.  Classes and Series of Capital Stock.  The total number of shares
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which the Corporation is authorized to issue is Fifteen Million (15,000,000)
shares, of which Ten Million (10,000,000) shares shall be Common Stock, with a par value of $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, with a par value of $.01 per share.

          B.  Designations, Powers, Preferences, Rights, Qualifications,
              ----------------------------------------------------------
Limitations and Restrictions Relating to the Capital Stock.  The following is a
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statement of the designations, powers, preferences and rights in respect of the classes of the capital stock of the Corporation, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board of Directors"):

          1.  Preferred Stock.  The Preferred Stock may be issued from time to
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time in one or more series, the number of shares of Preferred Stock and any designation of each series and the powers, preferences and rights of the shares of Preferred Stock of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series: (i) The voting powers, if any, of the holders of Preferred Stock of such series; (ii) The rate per annum and the times at and conditions upon which the holders of Preferred Stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative; (iii) The price or prices and the time or times at and the manner in which the Preferred Stock of such series shall be redeemable, if redeemable; (iv) The rights to which the holders of the shares of Preferred Stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (v) The terms, if any, upon which shares of Preferred Stock of such series shall be convertible into, or exchangeable for, shares of capital stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and
(vi) Any other designations, preferences, and relative, participating, optimal or other special rights, and qualifications, limitations or restrictions thereof to the full extent now or hereafter permitted by the laws of New York State and the provisions of this Certificate of Incorporation. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing
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the number of shares of such series. All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

          2.  Common Stock.  All shares of Common Stock shall be identical with
              ------------
each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote. Subject to the preferences, privileges and powers with respect to each class of capital stock of the Corporation having any priority over the Common Stock, and the restrictions and qualifications thereof, the holders of the Common Stock shall have and possess all rights pertaining to capital stock of the Corporation.

No holder of shares of Common Stock shall be entitled as such, as a matter of preemptive right, to subscribe for, purchase or otherwise acquire any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever of the Corporation, or of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such stock or securities, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.

     5.   Board of Directors
          ------------------

          A.   Number of Directors.  The number of directors of the Corporation
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shall not be less than three (3) nor more than twelve (12), the exact number to be fixed from time to time by the Board of Directors.

          B.   Classification of Board.  The Board of Directors shall be divided
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into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the total number of directors, with the terms of office of one class expiring each year. At each annual meeting of stockholders, one class of directors shall be elected to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and shall qualify.

          C.   Vacancies.  Newly created directorships and Board of Director
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vacancies resulting from death, removal, or other causes shall only be filled by a majority vote of the remaining directors.

          D.   Powers of the Board of Directors.   In furtherance and not in
               --------------------------------
limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the By-laws of the Corporation, provided, however, that any By-law made by the Board of Directors may be altered, amended, or repealed by the holders of not less than a majority of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, the provisions of Article II, Section 3; Article III, Sections 1 through 4; and Article IX of the By-Laws of the Corporation shall only be altered, amended, rescinded or repealed by (A) vote of a majority of the entire Board of Directors of the Corporation or (B) the affirmative vote of the holders of not less than seventy-five percent (75%) of the shares of each class of the capital stock of the Corporation entitled to vote.

     6.   Supermajority Provisions
          ------------------------

          A.   Removal of Directors.  Directors may not be removed without
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cause.  Directors may be removed for cause at any time by a vote of a majority of the entire Board of Directors or by the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock entitled to vote for the election of directors.
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          B.   Amendments.  The provisions set forth in Paragraph 5 or this
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Paragraph 6 may not be altered, amended, rescinded, or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of each class of the Corporation's capital stock entitled to vote.

     7.   Registered Office and Agent.  The Secretary of State of the State of
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New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is 900 Jefferson Road, Building Four, Rochester, New York 14623.

     8.   Limitation of Director Liability  No director of the Corporation shall
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be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; that the director personally gained a financial profit or other advantage to which he or she was not entitled; or that the director's acts violated Section 719 of the New York Business Corporation Law.